Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

NEW PSIVIDA, INC.

1. The name of this corporation is New pSivida, Inc.

2. The registered office of this corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of Newcastle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. The corporation shall have two classes of stock, Common Stock, $.001 par value per share, and Preferred Stock, $.001 par value per share. The total number of shares that the corporation shall have authority to issue is 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

5. The name and mailing address of the incorporator is Lori Freedman, 400 Pleasant Street, Watertown, MA 02472.

6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

7. The election of directors need not be by written ballot unless this corporation’s bylaws so require.

8. In furtherance, and not in limitation, of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time bylaws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal bylaws made by the board of directors.

9. A director of this corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 may apply to, or have any effect on, the liability or alleged liability of any director of the corporation for, or with respect to, any acts or omissions of such director occurring prior to such amendment or repeal.

10. This corporation will, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request advance expenses to, any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was or has agreed to be a director or officer of this corporation, or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of that person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 will be deemed to have met the standard of conduct required for such indemnification, unless the contrary is established. Any repeal or modification of the foregoing provisions of this paragraph 10 will not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the bylaws of this corporation.

12. If at any time this corporation has a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders, and may not be taken by written consent.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 19th day of March, 2008.

/s/ Lori Freedman
Lori Freedman
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEW PSIVIDA, INC.

Pursuant to Section 241

of the General Corporation Law of

the State of Delaware

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is: New pSivida, Inc.

2. The corporation has not received any payment for any of its stock.

3. The certificate of incorporation of the corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

“4. The corporation shall have two classes of stock, Common Stock, $.001 par value per share, and Preferred Stock, $.001 par value per share. The total number of shares that the corporation shall have authority to issue is 60,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.”

4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this 18th day of April, 2008.

NEW PSIVIDA, INC.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEW PSIVIDA, INC.

New pSivida, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

By written consent of the sole director of the Corporation, resolutions were duly adopted, pursuant to Sections 141 and 242 of the DGCL, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The sole stockholder of the Corporation duly approved said proposed amendment by consent in accordance with Sections 228 and 242 of the DGCL. The resolution setting forth the amendment is as follows:

RESOLVED:	That the Certificate of Incorporation of the Corporation be amended by deleting the Article thereof numbered “1.” and replacing it as follows:

“1. The name of this corporation is pSivida Corp.”

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IN WITNESS WHEREOF, New pSivida, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Lori Freedman, its Vice President of Corporate Affairs and General Counsel, this 23rd day of May, 2008.

NEW PSIVIDA, INC.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President of Corporate Affairs and General Counsel